FS Investment Corporation 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Investment Corporation Provides Third Quarter Results and

Announces Details of Quarterly Stockholder Conference Call

PHILADELPHIA, PA, November 14, 2013 – FS Investment Corporation (“FSIC”), a business development company focused primarily on investing in the debt securities of private U.S. companies, provides an overview of its operating results for the quarter ended September 30, 2013. As previously announced, FSIC will hold its quarterly stockholder conference call at 12:00 p.m. Eastern Time on Monday, November 18, 2013 to discuss these results. Information for those interested in participating in the call can be found below.

Financial Highlights

•	During the quarter ended September 30, 2013, FSIC generated:
o	Total GAAP-basis net investment income of approximately $67.8 million, or approximately $0.26 per share; and
o	Total net realized gains of approximately $6.7 million, or approximately $0.03 per share.
•	For the nine months ended September 30, 2013, FSIC generated a GAAP-basis total return of approximately 7.52%.
•	During the quarter ended September 30, 2013, FSIC also:
o	Committed approximately $615 million toward proprietary investments;
o	Paid regular cash distributions to stockholders totaling approximately $0.21 per share; and
o	Conducted a quarterly tender offer pursuant to its share repurchase program and on October 1, 2013 repurchased 656,541 shares of its common stock at a price of $10.20 per share for aggregate consideration of approximately $6.7 million. This marked the twelfth consecutive quarter in which FSIC repurchased 100% of the shares validly tendered under its share repurchase program.
•	As of September 30, 2013:
o	FSIC’s portfolio was comprised of investments in 182 portfolio companies, consisting primarily of senior secured debt;
o	Approximately 77% of FSIC's portfolio was invested in non-broadly syndicated investments, which includes any investment that is considered proprietary, an anchor order, an event driven or opportunistic investment, or a collateralized security;
o	Approximately 82% of FSIC’s portfolio was comprised of senior secured debt based on fair value;
o	The weighted average purchase price of the investments in FSIC’s portfolio was 97.3% of par or stated value, as applicable;
o	FSIC’s estimated gross annual portfolio yield, prior to leverage, was 10.4% based upon the amortized cost of its investments; and

o	The weighted average credit rating of the investments in FSIC’s portfolio that were rated was B3 based on the Moody’s scale.

Quarterly Stockholder Conference Call

FSIC will hold its quarterly stockholder conference call on Monday, November 18, 2013, at 12:00 p.m. Eastern Time. In order to participate, interested parties should dial (888) 895-5271 at least 10 minutes prior to the beginning of the conference call and provide the confirmation code 35957461 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under the “Investor Relations” section of FSIC’s website (www.fsinvestmentcorp.com), and will be available for a period of 30 days following the call. Please also visit the “Investor Relations” section of FSIC’s website (www.fsinvestmentcorp.com) for a presentation that complements the quarterly conference call.

About FS Investment Corporation

FSIC, an investment fund sponsored by Franklin Square Capital Partners (“Franklin Square”), is a publicly registered, non-traded business development company (“BDC”). A BDC such as FSIC is a type of investment fund that enables investors, including non-accredited investors (subject to certain state-specific suitability standards), to access the private debt asset class. FSIC focuses primarily on investing in the debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC is managed by FB Income Advisor, LLC and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (“GSO”). GSO, with approximately $63.3 billion in assets under management as of September 30, 2013, is the credit platform of The Blackstone Group L.P. For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square

Franklin Square Capital Partners (“Franklin Square”) is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm currently manages three funds with approximately $9.2 billion* in assets. Forbes Magazine ranked Franklin Square 13th on its 2013 list of America’s Most Promising Companies. Franklin Square distributes its funds through its affiliated broker-dealer, FS2 Capital Partners, LLC. For more information, please visit www.franklinsquare.com.

* Assets under management as of September 30, 2013.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which FSIC filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2013, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

FSIC’s gross annual portfolio yield, prior to leverage, represents the expected yield to be generated by FSIC on its investment portfolio based on the composition of its portfolio as of September 30, 2013. The portfolio yield does not represent an actual investment return to stockholders.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on FSIC’s shares of common stock is subject to the discretion of its board of directors and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds available to it, including expense reimbursements from Franklin Square, as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This announcement may contain certain forward-looking statements, including statements with regard to the future performance of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.